Exhibit 10.18

THIS DOCUMENT PREPARED BY

AND RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Resource Real Estate Opportunity Advisor, LLC

2005 Market Street, 15th Floor

Philadelphia, PA 19103

Attn: Shelle Weisbaum

ASSIGNMENT OF MORTGAGE AND PLEDGE AGREEMENT

This ASSIGNMENT OF MORTGAGE AND PLEDGE AGREEMENT, dated as of June 17, 2011 (as amended, modified or supplemented from time to time, this “Agreement”), between RRE IROQUOIS HOLDINGS, LLC, the undersigned assignor and pledgor, a Delaware limited partnership (the “Pledgor”) having offices at One Crescent Drive, Suite 203, Philadelphia, PA 19112, and RESOURCE REAL ESTATE OPPORTUNITY ADVISOR, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”) having offices at One Crescent Drive, Suite 203, Philadelphia, PA 19112. Except as otherwise defined herein, capitalized terms used herein and not defined herein shall have the definitions specified in the Note (as hereinafter defined).

W I T N E S S E TH:

WHEREAS, the Pledgor is the holder and owner of a mortgage loan in the original principal amount of $13,800,000 (the “Mortgage Loan”) encumbering the real property located in Philadelphia, Pennsylvania more particularly described in Exhibit A annexed hereto and made a part hereof together with the improvements thereon and other interests more fully set forth therein (the “Mortgaged Property”);

WHEREAS, the Pledgor has made a promissory note to Lender, of even date herewith, providing for the making of a loan to the Pledgor in the original principal amount of $1,350,000 (the “Loan”) as contemplated therein (as amended, modified or supplemented from time to time, the “Note”);

WHEREAS, it is a condition precedent to the extension of credit under the Note that the Pledgor shall have executed and delivered this Agreement;

WHEREAS, the Pledgor desires to execute this Agreement to satisfy the condition described in the preceding paragraph; and

WHEREAS, as security for the Obligations (as defined below), the Lender has requested that the Pledgor grant, and the Pledgor has agreed to grant, certain security interests in, and assign and pledge to the Lender, (i) the mortgage described in Schedule A hereto (together with all amendments thereto, the “Mortgage”), (ii) the note or notes secured by the Mortgage listed in Schedule A hereto (together with all amendments thereto, the “Underlying Note” and the maker(s) of such Underlying Note being referred to herein as the “Underlying Borrower”) and (iii) all other documents, guaranties and either instruments evidencing, securing or otherwise relating to the Mortgage Loan and/or listed on Schedule A attached hereto, including, without limitation, the mortgagee title insurance policy relating to the Mortgage Loan (collectively, the “Pledged Contracts”) (the Mortgage, the Underlying Note and other Pledged Contracts, and all items in which a security interest is granted pursuant to Section 2.1(a) hereof, together with all proceeds and products thereof, and of all of the rights, claims, powers, remedies and privileges set forth in Article II hereof, are collectively referred to herein as the “Collateral”);

NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Lender and hereby covenants and agrees with the Lender as follows:

ARTICLE I

SECURITY FOR OBLIGATIONS

This Agreement is made by the Pledgor to the Lender to secure:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal amount of the Loan in the original principal amount of One Million Three Hundred Fifty Thousand and 00/100 Dollars ($1,350,000.00), lawful money of the United States of America, to be paid with interest in accordance with the Note and all other obligations and liabilities thereunder;

(ii) performance of all of Pledgor’s other obligations under the Note;

(iii) any and all sums advanced by the Lender in order to preserve or protect the Collateral or preserve or protect its security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor referred to in clauses (i), (ii) and (iii) above after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral and/or the Mortgaged Property, or of any exercise by the Lender of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v) all amounts as to which any indemnitee has the right to reimbursement under this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the “Obligations”.

ARTICLE II

ASSIGNMENT OF COLLATERAL

Section 2.1 Assignment.

(a) The Pledgor does hereby assign, pledge, hypothecate, transfer, set over and deliver unto the Lender, and does hereby grant to the Lender a first priority security interest in, to and under the Collateral, including without limitation:

(i) the Mortgage and the Underlying Note, including the sole right (subject to Section 2.5 hereof) to receive all moneys, additional documents or instruments or other property at any time and from time to time payable, receivable or otherwise distributable in respect of, in exchange for or in substitution for the Mortgage and the Underlying Note;

(ii) all rights, claims, powers, privileges and remedies of the Pledgor whether arising by statute or at law or in equity or otherwise consequent on the failure of the Underlying Borrower to perform or comply with any term of the Mortgage, the Underlying Note, or any of the other Pledged Contracts as amended, supplemented or modified;

(iii) all rights, claims, actions and/or causes of action arising under or in connection with the Underlying Note and/or any of the Pledged Contracts which may accrue to the holder of same or otherwise, including, without limitation, all rights with respect to any representations, warranties, covenants and indemnities therein set forth;

(iv) all right, title and interest which the Pledgor and/or any other holder of the Underlying Note, the Mortgage and/or any of the Pledged Contracts now and/or in the future may have in the Mortgaged Property and in the rents, royalties, issues, profits, revenue, income, claims, judgments, awards, settlements and other benefits (collectively, the “Rents and Profits”) therefrom;

(v) any insurance policies, title insurance policies and escrow agreements relating to the Mortgaged Property, the Underlying Note, any of the Pledged Contracts and/or the Mortgage and all rights which the Pledgor and/or any other holder of the Underlying Note, the Mortgage and/or any of the Pledged Contracts now and/or in the future may have therein;

(vi) all letters of credit, deposits and collections assigned to and/or collected by the Pledgor from time to time with regard to the Underlying Note, any of the Pledged Contracts, the Mortgage and/or the Mortgaged Property (including, without limitation, tax refunds from certiorari proceedings);

(vii) all lawsuits, judgments and actions pertaining to any of the Collateral and/or the Mortgaged Property;

(viii) all files, books and records of the Pledgor pertaining to the Mortgaged Property, the Underlying Note, the Mortgage and/or any of the Pledged Contracts;

(ix) all accounts and accounts receivable of the Pledgor pertaining to the Mortgaged Property, the Underlying Note, the Mortgage and/or any of the Pledged Contracts;

(x) all contract rights arising or accruing for, by reason of or on account of the Underlying Note, the Mortgaged Property, any of the Pledged Contracts and/or the Mortgage, and/or any insurance policies, any title insurance policies, and sales contracts and other agreements relating to the same;

(xi) any right, title and interest which the Pledgor may have or acquire by reason of condemnation, taking or the exercise of the power of eminent domain with respect to the Mortgaged Property; and

(xii) all products and proceeds of all or any of the foregoing by whomsoever held together with full and sole power and authority, in the name of the Pledgor or otherwise, to enforce, collect, receive and give receipt for all or any of the foregoing and all rights to exercise the rights, powers and privileges of mortgagee under the Mortgage and payee under the Underlying Note.

(b) The Pledgor does hereby assign, pledge, hypothecate, transfer, set over and deliver unto the Lender, and does hereby grant to the Lender a security interest in, all right, title and interest of the Pledgor in, to and under the Pledged Contracts, including all moneys, additional documents or instruments or other property at any time and from time to time payable, receivable or otherwise distributable in respect of, in exchange for or in substitution of its interest in, to and under the Pledged Contracts and all rights, claims, powers, privileges and remedies of the Pledgor whether arising by statute or at law or in equity or otherwise consequent on the failure on the part of any party to perform or comply with any term of the Pledged Contracts, together with full and sole power and authority, in the name of the Pledgor or otherwise, to enforce, collect, receive and give receipt for all or any of the foregoing.

(c) The assignment herein set forth and security interest granted hereby shall be absolute, continuing and applicable to the Loan and the Obligations. The Collateral shall secure repayment of the Loan and the performance of the Obligations.

Section 2.2 Public or Private Sale.

The Pledgor by its execution of this Agreement, specifically agrees and consents that, without limiting Lender’s rights hereunder or under applicable law, the Lender shall upon the occurrence of an Event of Default immediately succeed to all interests, rights and privileges of the mortgagee under the Underlying Note, the Mortgage and the Pledged Contracts.

Section 2.3 Application of Proceeds.

(a) The proceeds of any sale of, or other realization upon, all or any part of the Lender’s interest in the Collateral or the Pledgor’s interest in the Mortgaged Property shall be applied by the Lender. To the fullest extent permitted by law, the proceeds of the following items in such order as Lender in its discretion may determine:

(i) To payment of the costs, expenses and fees of taking possession of the Mortgaged Property and/or the Collateral and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the Mortgaged Property and of otherwise enforcing the Lender’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(ii) To payment of all sums expended by the Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

(iii) To payment of the Obligations and all other obligations secured by this Agreement, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that the Lender chooses in its sole discretion,

The remainder, if any, of such funds shall be disbursed to Pledgor or to the person or persons legally entitled thereto.

(b) Intentionally Omitted.

Section 2.4 Grant of Certain Rights. Notwithstanding the foregoing provisions of this Article II, so long as, but only so long as, no Event of Default has occurred and is continuing, (a) the Lender authorizes the Pledgor to, subject to the terms of the Note, exercise all rights in, to and under, or arising out of any or all of the Collateral (including, but not limited to, to the right to receive all moneys under the Mortgage and the Underlying Note) other than any right to release all or any part of, terminate, amend, modify, waive any rights or remedies under, or supplement the Mortgage, the Underlying Note or any of the other Pledged Contracts or exercise any remedies under any of the foregoing Collateral and (b) the Lender agrees that it will not exercise the rights granted under Section 2.2 hereof and, subject to the above, authorizes the Pledgor to exercise all such rights.

Section 2.5 Exercise of Remedies. Notwithstanding the foregoing provisions of Sections 2.2 and 2.3 hereof, unless and until an Event of Default has occurred and is continuing, the Lender shall not exercise (in the case of an Underlying Default) its right to accelerate the Underlying Note or foreclose on the Mortgaged Property or on the Collateral under this Agreement in connection therewith or (in the case of an Underlying Default) seek judicial appointment of a receiver for the income or revenues of the Mortgaged Property or (in the case of an Underlying Default) sell, assign or dispose of or, except temporarily for the sole purpose of curing a default under the Mortgage requiring work to be performed on the Mortgaged Property, take possession of the Mortgaged Property under the Mortgage or the Collateral under this Agreement; provided, however, that the foregoing limitation on sale, assignment, disposal and possession shall not limit or prevent the Lender from enforcing its other rights or remedies under this Agreement or any of the other Loan Documents against the Mortgaged Property (in the case of an Underlying Default) or the Collateral upon the occurrence and during the continuance of an Event of Default in any action to enforce or seek damages for breach of the terms and provisions of this Agreement or any of the other Loan Documents, or from seeking and obtaining orders of attachment or from levying or utilizing other remedies in connection therewith, and, provided further, that except as specifically provided in this sentence, the Lender may otherwise from time to time enforce all other rights and remedies granted to the Lender pursuant to this Agreement and the other Loan Documents and otherwise available to the Lender at law or in equity. Upon the occurrence of any Event of Default, the Lender may exercise all rights and remedies available to it pursuant to this Agreement and the other Loan Documents and otherwise available to the Lender at law or in equity.

ARTICLE III

DELIVERY OF DOCUMENTS

Section 3.1 Documents Pertaining to the Collateral

(a) On or prior to the date hereof, the Pledgor shall deliver, or cause to be delivered, to the Lender the following documents, to the extent applicable to each item of the Collateral as determined by the Lender, each of which shall be in form and substance satisfactory to the Lender:

(i) counterparts of this Agreement duly executed and delivered by the Pledgor, in proper form for recording so as to effectively grant, convey and perfect the liens and Security Interests (defined in Section 4.1 hereof);

(ii) such additional assignments, instruments or other documents of conveyance, executed in favor of the Lender, for, as the Lender deems necessary or desirable to grant, convey and perfect the liens and Security Interests, which documents shall be delivered duly executed and in form for filing or recording, if filing or recording is necessary or is requested by the Lender; and

(iii) the original Underlying Note (duly endorsed in blank).

(b) Promptly and from time to time following request from the Lender, the Pledgor shall furnish or cause to be furnished to the Lender such other documents related to the Collateral or evidencing an interest in the Collateral pledged hereunder or intended to be so pledged as the Lender may reasonably request (including, without limitation, documentation of the nature referred to in subsection (a) hereof in respect of any Collateral acquired after the date hereof) and shall do such acts and things at its own expense as the Lender may reasonably request to perfect, confirm or further assure the interests granted pursuant to this Agreement and to further the purposes of this Agreement.

ARTICLE IV

AFFIRMATIVE COVENANTS AND AGREEMENTS

Section 4.1 Management and Preservation of Collateral

(a) The Pledgor hereby covenants and agrees that, so long as the Security Interests shall not have terminated in accordance with Section 7.2 hereof, the Pledgor shall perform all agreements and obligations required to be performed by it in connection with the Collateral and defend the Collateral from the claims or demands of all third persons (except the parties to the Pledged Contracts (in respect of such parties’ rights under the Pledged Contracts) and the Lender) asserting any interest therein.

(b) The Pledgor will pay, or cause to be paid, all taxes, assessments, and other similar charges which are assessed, levied, confirmed, imposed, or which become a lien upon or against the Mortgaged Property or any portion thereof or which become payable with respect thereto or with respect to the occupancy, use or possession of the Mortgaged Property before the same become delinquent, and, if requested by the Lender, will promptly deliver to the Lender receipts therefor.

(c) The Pledgor shall keep the Mortgaged Property, or cause the Mortgaged Property to be kept, free and clear of all liens and encumbrances of every nature or description (whether for taxes or assessments, or charges for labor, materials, supplies or services or any other thing) senior in priority to the Mortgage Loan Documents listed in Schedule A hereto and the Loan Documents. Without limiting the foregoing, the Pledgor will not cause or consent to the filing, recording or execution and delivery of any instrument or document affecting the Mortgaged Property without the Lender’s prior written consent thereto.

ARTICLE V

NEGATIVE COVENANTS

The Pledgor hereby covenants and agrees that, so long as the Security Interests shall not have terminated in accordance with Section 7.2 hereof:

Section 5.1 Other Liens. The Pledgor will not create, assume or suffer to exist any Lien on any of the Collateral except pursuant to this Agreement and the other Loan Documents.

Section 5.2 Place of Business. The Pledgor will not change its name, jurisdiction of formation or principal place of business without 30 days prior written notice to the Lender.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Expenses; Indemnity.

(a) The Pledgor will, promptly following written demand by the Lender, pay to the Lender:

(i) the amount of any taxes which the Lender may have been required to pay by reason of any assignment, recordation, filing or perfection of the Security Interests or to free any of the Collateral from any Lien thereon not permitted by this Agreement and the other Loan Documents; and

(ii) the amount of any and all out-of-pocket expenses, including the disbursements and other charges and reasonable fees of counsel and of any agents or other experts or professional advisors, which the Lender may incur in connection with (i) the administration and enforcement of this Agreement and the Collateral, (ii) the collection, sale or other disposition of any of the Collateral, or (iii) the exercise by the Lender of any of the rights conferred upon it hereunder.

(b) the Pledgor agrees to indemnify, reimburse and hold the Lender, its respective successors, assigns, employees, agents and servants (hereinafter in this 7.1(b) referred to individually as an “Indemnitee,” and collectively as the “Indemnitees”) harmless from and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonably attorneys’ fees and expenses) (for the purposes of this Section 7.1(b) the foregoing are collectively called “Expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or any other document executed in connection herewith or the enforcement of any of the terms of, or the preservation of any rights under this Agreement or any such other documents, or in any way relating to or arising out of the ownership, control, acceptance, possession, condition, sale or other disposition, or use of the Collateral; provided that no Indemnitee shall be indemnified pursuant to this Section 7.1(b) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Pledgor shall to the extent requested to do so assume full responsibility for the defense thereof. Each Indemnitee agrees to promptly notify the Pledgor of any such assertion of which such Indemnitee has knowledge. If and to the extent that the obligations of the Pledgor under this Section 7.1(b) are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 6.2 Termination of Security Interests; Release of Collateral. After the Termination Date (as hereafter defined), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Article VII hereof, shall survive any such termination) and the Lender, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor such proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral pledged to the Lender hereunder as may be in the possession of the Lender and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the earlier of (x) the date upon which the Note is no longer outstanding (and the Loan has been repaid in full), and all Obligations then owing have been indefeasibly paid in full and (y) the date that the Security Interests have been released by the Lender.

Section 6.3 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.4 Notice. Any notice and other communication required or permitted to be given to any Person under this Agreement shall be given by such means and to the addresses for such Person as are specified in the Note.

Section 6.5 No Waivers. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

Section 6.6 Continuing Obligation and Assignments. This Agreement is a continuing obligation and shall (i) be binding upon the Pledgor and its successors and (ii) inure to the benefit of and be enforceable by the Lender and its successors and permitted transferees and assigns; provided, however, that the Pledgor may not (by operation of law or otherwise) sell, transfer or assign any of its rights or delegate or transfer any of its obligations under this Agreement without the prior written consent of the Lender.

Section 6.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall constitute an original but all such counterparts, when taken together, shall constitute one and the same instrument.

Section 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, but otherwise without regard to conflict of law principles.

Section 6.9 Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto, including, without limitation, Section 2.6 hereof to the fullest extent permitted by law; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 6.11 No Responsibility. LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO ANY OBLIGOR OR GUARANTOR OF THE MORTGAGE LOAN OR THE OWNER OF THE PROPERTY, LENDER’S RELATIONSHIP BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO IT, A COLLATERAL ASSIGNMENT FROM PLEDGOR OF THE COLLATERAL. PLEDGOR WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO THE LENDER WITH RESPECT TO THE MORTGAGE LOAN OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF THE LENDER.

Section 6.12 Construction. Notwithstanding any provision contained herein or in any of the other Loan Documents, this Agreement and the other Loan Documents shall be construed without regard to any presumption or rule of law or equity requiring a construction against the party causing this Agreement and the other Loan Documents to be prepared.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

RRE IROQUOIS HOLDINGS, LLC

By:	/s/ Authorized Signatory
Name:
Title:

ACKNOWLEDGED AND AGREED this 17th day of June, 2011

RESOURCE REAL ESTATE OPPORTUNITY ADVISOR, LLC

By:	/s/ Authorized Signatory
Name:
Title:

NOTARY ACKNOWLEDGEMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS
COUNTY OF PHILADELPHIA	)

On this, the 17th day of June, 2011, before me a notary public, the undersigned officer, personally appeared                     , who acknowledged himself to be the                      of RRE Iroquois Holdings, LLC, a Delaware limited liability company and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as                     .

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Authorized Signatory
Notary Signature My commission expires:

NOTARY ACKNOWLEDGEMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS
COUNTY OF PHILADELPHIA	)

On this, the 17th day of June, 2011, before me a notary public, the undersigned officer, personally appeared                     , who acknowledged himself to be the                      of Resource Real Estate Opportunity Advisor, LLC, a Delaware limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as                     .

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Authorized Signatory
Notary Signature My commission expires:

_

EXHIBIT A

LEGAL DESCRIPTION

+

SCHEDULE A

Mortgage Loan Documents

1.	Promissory Note in the original principal amount of $13,800,000 dated June 1, 2007, made by Brookside Iroquois, LLC and GJBH Iroquois, LLC, as tenants in common (“Underlying Borrower”) in favor of Washington Mutual Bank (“Underlying Lender”);

2.	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing from Underlying Borrower to Underlying Lender dated June 1, 2007;

3.	Certificate and Indemnity Agreement Regarding Hazardous Substances from Underlying Borrower for benefit of Underlying Lender dated June 1, 2007